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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Action of 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 16, 2002
                           --------------------------


                           MERA PHARMACEUTICALS, INC.
                          (FORMERLY AQUASEARCH, INC. )

             (Exact name of Registrant as specified in its charter)
                           --------------------------

           DELAWARE                  33-23460-LA            04-368-3628
(State or other jurisdiction of     (Commission File      (IRS Employer
incorporation or organization          Number)          Identification Number)

                   73-4460 QUEEN KA'AHUMANU HIGHWAY, SUITE 110
                            KAILUA-KONA, HAWAII 96740
                    (Address of principal executive offices)

                                 (808) 326-9301
              (Registrant's telephone number, including area code)




                                AQUASEARCH, INC.
                                ----------------
          (FORMER NAME OR FORMER ADDRESS IF CHANGED FROM LAST REPORT)
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ITEM 1.  CHANGE IN CONTROL

           (a) Mera Pharmaceuticals, Inc., a Delaware corporation formerly known as Aquasearch, Inc. (the "Company"), merged with Aqua RM Co., Inc., a Delaware corporation (the "Merger") on September 16, 2002. The Company was the surviving corporation in the Merger.

           The Merger occurred pursuant to the Company's Plan of Reorganization (the "Plan"), which was confirmed by the U.S. Bankruptcy Court for the District of Hawaii on June 17, 2002. Together with the distribution of shares to holders of certain warrants to purchase the Company's common stock, as described below, the Merger was the final step in the Company's reorganization under Chapter 11 of the U.S. Bankruptcy Code.

           The other party to the Merger, Aqua RM Co., Inc., was established by Chardan Ventures, LLC, a co-proponent of the Plan, in February 2002 for the special purpose of assisting in the Company's reorganization. Aqua RM Co., Inc. engaged in no significant operations prior to the Merger. The Company will continue in the same business that it was engaged in prior to the Merger, and all of the officers and directors of the Company in place at the time of the Merger continue in those roles.

           As provided for in the Plan, the Merger resulted in the shareholders of Aqua RM Co., Inc. receiving 100 shares of the Company's common stock in exchange for each share of Aqua RM Co., Inc. stock they held. A total of 263,992,029 shares of the Company's common stock were issued to Aqua RM Co., Inc. shareholders in consummation of the Merger. In addition, 2,656,850 shares of the Company's common stock were issued to holders of validly issued and outstanding warrants of Aquasearch, Inc. as of October 31, 2001 which remained unexercised as of the confirmation of the Plan. Total shares of common stock of Mera Pharmaceuticals, Inc. issued and outstanding following the Merger are 388,798,818.

           As a consequence of the Merger, the former shareholders of Aqua RM Co., Inc. now own, collectively, a majority of the outstanding shares of Mera Pharmaceuticals, Inc., although no individual or group known to the Company is able to assert control over the Company. Specifically:

           Amount and Source of Consideration. The sole consideration paid by the former Aqua RM Co., Inc. shareholders for the Mera
           Pharmaceuticals, Inc. common stock that they received in the Merger was their Aqua RM Co., Inc. common stock.

           Basis of Control. As a result of the Merger, former shareholders of Aqua RM Co., Inc. hold 263,992,029 shares of Mera Pharmaceuticals, Inc. common stock out of 388,798,818 outstanding, or 67.9%. While the former Aqua RM shareholders now own more than a majority of the issued and outstanding shares of the Company, no individual shareholder holds enough shares to assert control over the Company, and, to the Company's knowledge, there is no group of shareholders that is acting together in order to assert control over the Company.

           Date of Change in Control. The date of the change in control is the date of the Merger, September 16, 2002.

           Transactions Resulting in the Change in Control. The change in control was solely the result of the Merger.

           Percentage Ownership. The former shareholders of Aqua RM Co., Inc. now own 67.9% of the issued and outstanding common stock of Mera Pharmaceuticals, Inc. However, to the Company's knowledge there is no voting or other agreement among any of those shareholders that would enable a shareholder or group of shareholders to assert control over the Company.





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           Identity of Persons from Whom Control Was Assumed. The Company was not aware of any shareholder or group of shareholders that was able to assert control over the Company prior to the Merger. However, Earl Fusato, Jr. and Gregory F. Kowal, beneficially owned 11.7% and 7.8%, respectively, of the outstanding and issued common stock of Mera Pharmaceuticals, Inc. prior to the Merger, and, as a result of the Merger, their respective beneficial holdings were decreased to 6.8% and 5.1%, including the shares of Mera Pharmaceuticals, Inc. that each individual received in the Merger.

           (b) Information required by Item 403(c) of Regulation S-K. There is no information to be disclosed pursuant to this requirement.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

           (a) The Company, a Delaware corporation formerly known as Aquasearch, Inc., merged with Aqua RM Co., Inc., a Delaware corporation, on September 16, 2002. The Company was the surviving corporation in the Merger.

           The Merger occurred pursuant to the Plan, which was confirmed by the U.S. Bankruptcy Court for the District of Hawaii on June 17, 2002. Together with the distribution of shares to holders of certain warrants to purchase the Company's common stock, as described in Item 1, above, the Merger was the final step in the Company's reorganization under Chapter 11 of the U.S. Bankruptcy Code.

           The other party to the Merger, Aqua RM Co., Inc., was established by Chardan Ventures, LLC, a co-proponent of the Plan, in February 2002 for the special purpose of assisting in the Company's reorganization. Aqua RM Co., Inc. engaged in no significant operations prior to the Merger. The Company will continue in the same business that it was engaged in prior to the Merger, and all of the officers and directors of the Company in place at the time of the Merger continue in those roles.

           As a consequence of the Merger, the former shareholders of Aqua RM Co., Inc. now own, collectively, a majority of the outstanding shares of the Company. As a result, even though the Company was the surviving corporation, for accounting purposes the transaction is treated as a disposition of the Company's assets to Aqua RM Co., Inc. Per Statement of Accounting Standards No. 141, the disposition of assets will be accounted for using the purchase method. More specifically:

           Description of the Assets. Assets disposed of by the Company as a result of the Merger consisted primarily of Cash, Accounts Receivable, Inventories, Prepaid Expenses and Plant and Equipment. The total assets received by Aqua RM Co., Inc. were valued at approximately $4,700,000. In addition, as a result of the Merger, Aqua RM Co., Inc. assumed approximately $2,960,000 in liabilities of Mera Pharmaceuticals, Inc. The amount of the foregoing assets and liabilities was determined using their book value as carried by the Company. Of the liabilities, $2,350,000 is in the form of a note. The Company anticipates that the obligation represented by this note will be converted into equity prior to the end of calendar 2002.

           Consideration. The sole consideration paid by the former Aqua RM Co., Inc. shareholders for the Mera Pharmaceuticals, Inc. common stock that they received in the Merger was their Aqua RM Co., Inc. common stock. A total of 263,992,029 shares of the Company's common stock were issued to Aqua RM Co., Inc. shareholders in consummation of the Merger. The amount of consideration issued was determined in the course of the reorganization process, which took into account the interests of the creditors, existing shareholders and warrant holders and parties supporting the Company's efforts to reorganize to produce a result that was acceptable to all of them.

           Identity of the Party Acquiring the Assets. For accounting purposes, Aqua RM Co., Inc. is considered the party that acquired the assets of the Company, even though the Company is the surviving corporation. Richard D. Propper, M.D., the President, Treasurer and a director of


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           Aqua RM Co., Inc., is also the Chief Executive Officer and a director of the Company. Daniel P. Beharry, the Secretary and a director of Aqua RM Co., Inc., is also the Interim Chief Operating Officer, Secretary and a director of the Company. Messrs. Propper and Beharry will continue in their roles at Mera Pharmaceuticals, Inc. subsequent to the Merger.

           (b) Plant and Equipment were used primarily by the Company in production and research and development activities. It is intended that the Plant and Equipment will continue to be used in this capacity.

ITEM 5.  OTHER EVENTS

           The completion of the Merger represents the final material obligation of the Company under the Plan. As a result, as of the effective the date of the Merger the Company has adopted fresh start reporting of its financial information, which will reflect the discharge of indebtedness that resulted from the Company's successful reorganization. The press release attached as exhibit
99.1 provides further information on the completion of the Company's reorganization.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

           (a)  None required.

           (b) The required pro forma financial information will be filed by amendment as soon as practicable.

           (c)  Exhibits.

                2.1 Certificate of Merger Merging Aqua RM Co., Inc. into Mera Pharmaceuticals, Inc., dated September 16, 2002.

                99.1 Press Release titled "Mera Pharmaceuticals Successfully Completes Chapter 11 Reorganization" dated September 19, 2002.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                               MERA PHARMACEUTICALS, INC.

Dated:     September 30, 2002        By:  /s/ Richard D. Propper, M.D.
                                               --------------------------------
                                               Richard D. Propper, M.D.
                                               Interim Chief Executive Officer


                                  EXHIBIT INDEX

EXHIBIT NUMBER         DESCRIPTION

2.1 Certificate of Merger Merging Aqua RM Co., Inc. into Mera Pharmaceuticals, Inc., dated September 16, 2002.

99.1 Press Release titled "Mera Pharmaceuticals Successfully Completes Chapter 11 Reorganization" dated September 19, 2002.




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